New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

RESIDENTIAL INCOME PROPERTIES, INC.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is:
RESIDENTIAL INCOME PROPERTIES, INC.

If the name of the corporation has been changed, the name under which it was formed is:
ROCHESTER PASTA AND SPORTS, INC.

SECOND: The date of filing of the certificate of incorporation with the Department of State is:
August 4, 2005

THIRD: The amendment effected by this certificate of amendment is as follows: (Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph *First* of the Certificate of Incorporation relating to *the corporation name* is hereby amended to read as follows: *First: The name of the corporation is ... (new name) ...*)

Paragraph Fourth of the Certificate of Incorporation relating to

the corporation's authorized capital

is hereby amended to read in its entirety as follows:

"FOURTH: The total number of shares which the corporation shall have authority to issue and a statement of the par value of each share are:

Common Stock	250,000,000 shares, $0.0001 par value per share
Preferred Stock	50,000,000 shares, $0.0001 par value per share

Paragraph of the Certificate of Incorporation relating to

is hereby amended to read in its entirety as follows:

FOURTH: The certificate of amendment was authorized by: *[Check the appropriate box]*

☐ The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☑ The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

(Signature)

Randolph S. Hudson, President
(Name and Capacity of Signer)

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

RESIDENTIAL INCOME PROPERTIES, INC.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer's Name Cartoon Acquisition, Inc.

Address Post Office Box 202

City, State and Zip Code Wyoming, New York 14591-0202

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

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